SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2007

Commission File Number: 000-50004

Filtering Associates, Inc.
(Exact name of registrant as specified in its charter)

Nevada	33-0976892
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1495 Belleau Road, Glendale California	91206
(Address of principal executive offices)	(Zip Code)
(818) 632-5853
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 17, 2007, Filtering Associates, Inc., a Nevada corporation (the “Registrant”), executed the Third Amendment (“Third Amendment”) to the Agreement and Plan of Merger (“Merger Agreement”), by and between the Registrant, Kevin Frost and Edward Wiggins, individual stockholders of the Registrant, and Matinee Media Corporation, a Texas corporation (“MMC”). The Merger Agreement was filed as an exhibit to the Registrant’s Annual Report on Form 10-KSB filed on or about April 17, 2006. The First Amendment to the Merger Agreement was filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on or about December 22, 2006. The Second Amendment to the Merger Agreement was filed as an exhibit to the Registrant’s Current Report on Form 8-K filed on or about June 5, 2007 and amended on August 8, 2007. The Third Amendment provides, among other things, that the merger will close on or before February 29, 2008. The Registrant cannot guaranty that the merger with MMC will be consummated, or that it will be consummated on or before February 29, 2008. The Third Amendment is included in this report as exhibit 10.2.

Item 9.01. Exhibits

10.2           Third Amendment to Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Filtering Associates, Inc.

Date: September 19, 2007	By:	/s/ David Choi
Name: David Choi
Its: President

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